                                                                 Exhibit (c)(4)

Project Kernel

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Discussion Materials

February 29, 2000
================================================================================


MORGAN STANLEY DEAN WITTER

--------------------------------------------------------------------------------
Project Kernel


--------------------------------------------------------------------------------
Valuation Analysis
--------------------------------------------------------------------------------
Discounted Cash Flow Analysis

================================================================================

o     A Discounted Cash Flow ("DCF") analysis of Kernel has been undertaken

o     Key source data is derived from public sources:

      -     MSDW research estimates for 2000 and 2001

      - forward oil and gas prices and differentials based on historical Kernel data and MSDW Research estimates

      - these assumptions are summarised overleaf, and given in more detail in Appendix B.

o The DCF valuation is based on cash flows for the period 1999-2010, with a terminal value calculated using an exit EBITDA multiple of 6.0x to 7.5x

o A discount rate of 9% - 10%, based on the weighted average cost of capital of comparable companies to Kernel, has been used

o The resulting DCF equity value is in the range $4.1bn to $5.2Bn (Fully diluted equity value of 100% of Kernel), equivalent to $43 - $54 per share, a range containing the current share price

o The valuation is particularly sensitive to changes in natural gas prices: a 10% reduction in gas prices causes a 16% reduction in DCF aggregate value

o     Other key assumptions include:

      -     Cash costs of $3.40/bbl based on three year historical averages

      -     Finding and development costs of $6.00

      -     Success rate of approximately 60%

      -     Capital opportunities to cash flow in years 2000 to 2007


MORGAN STANLEY DEAN WITTER                                                     2

--------------------------------------------------------------------------------
Project Kernel


--------------------------------------------------------------------------------
Valuation Analysis

--------------------------------------------------------------------------------
Summary Discounted Cash Flow Assumptions

Forecast Operating Statistics -- Production

================================================================================

o     Forecast assumes high reinvestment capital expenditures through 2007

o     Production declines as of 2008 due to the reduction in capital reinvested

================================================================================
Oil Production
MMBbl
--------------------------------------------------------------------------------

[Vertical bar chart showing forecast oil production for the years 2000-2010, in MMBbl, displaying the following data:]

             00    01    02    03    04    05    06    07    08     09      10

            17.1  18.0  19.3  19.5  19.6  20.4  21.3  21.8  22.1   22.0    21.0

Growth (%)   4.1   5.3   7.3   0.7   0.7   4.3   4.4   2.5   1.0  (0.25)   (4.6)

================================================================================

================================================================================
NGLs
MMBbl
--------------------------------------------------------------------------------

[Vertical bar chart showing forecast NGLs for the years 2000-2010, in MMBbl, displaying the following data:]


             00    01    02    03    04    05    06    07    08     09      10

             5.8   5.8   6.3   6.4   6.5   6.8   7.1   7.3   7.4    7.4     7.1

Growth (%)   5.9   0.0   8.3   1.2   1.2   4.8   4.8   2.8   1.2   (0.0)   (4.5)

================================================================================

================================================================================
Gas Production
Bcf
--------------------------------------------------------------------------------

[Vertical bar chart showing forecast gas production for the years 2000-2010, in Bcf, displaying the following data:]


             00    01    02    03    04    05    06    07     08     09     10

             415   438   470   473   477   497   519   527    327    347    341

Growth (%)  10.8   5.5   7.3   0.7   0.7   4.3   4.3   1.6  (38.0)   6.0   (1.6)

================================================================================

======================================================================================
Total Production
MMBbl
--------------------------------------------------------------------------------------

[Vertical bar chart showing forecast total production for the years 2000-2010, in MMBbl, displaying the following data:]


             00    01     02     03     04     05     06     07     08     09     10
            92.1  96.8  104.0  104.7  105.5  110.1  114.9  117.0   83.9   87.2   84.9

Growth (%)   6.0   5.1    7.4    0.8    0.7    4.3    4.4    1.8  (28.2)   3.8   (2.6)

======================================================================================


MORGAN STANLEY DEAN WITTER                                                     3

--------------------------------------------------------------------------------
Project Kernel


--------------------------------------------------------------------------------
Valuation Analysis
--------------------------------------------------------------------------------
Summary Discounted Cash Flow Assumptions

Forecast Financial Results

================================================================================

o Operating results on upward trend through 2007 driven by continued reinvestment

o     2002 net income spike driven by

      -     Benefit of SEC29 tax credit

      -     First year of new reserve production

o     2003 decline driven exclusively by expiration of SEC29 tax credit

================================================================================================================
Revenues
$MM
----------------------------------------------------------------------------------------------------------------

[Vertical bar chart showing forecast revenues for the years 2000-2010, in $MM, displaying the following data:]


              00        01       02       03       04       05       06       07       08        09        10
             1,343     1,343    1,589    1,607    1,641    1,740    1,847    1,914    1,406     1,482     1,466

Growth(%)    (29.1)      0.0     18.3      1.1      2.1      6.0      6.2      3.6    (26.6)      5.4      (1.0)
================================================================================================================

================================================================================================================
Net Income
$MM
----------------------------------------------------------------------------------------------------------------

[Vertical bar chart showing forecast net income for the years 2000-2010, in $MM, displaying the following data:]


                00       01        02       03        04       05       06       07       08        09       10
                267      245       370      230       259      305      355      395      338       370      376

EPS ($)        2.73     2.50      3.78     2.36      2.65     3.12     3.63     4.04     3.46      3.79     3.85

Growth (%)     32.1     (8.2)     51.0    (37.7)     12.3     17.9     16.3     11.4    (14.5)      9.6      1.5
================================================================================================================

================================================================================================================
EBITDAX
$MM
----------------------------------------------------------------------------------------------------------------

[Vertical bar chart showing forecast EBITDAX for the years 2000-2010, in $MM, displaying the following data:]


               00       01        02       03       04       05       06       07       08        09       10
              1,029    1,014     1,236    1,251    1,282    1,365    1,457    1,517    1,120     1,186    1,178

Growth (%)     10.4     (1.5)     21.9      1.2      2.5      6.5      6.7      4.1    (26.2)      5.9     (0.7)
================================================================================================================

================================================================================================================
Cash Flow
$MM
---------------------------------------------------------------------------------------------------------------

[Vertical bar chart showing forecast cash flow for the years 2000-2010, in $MM, displaying the following data:]


               00       01        02       03       04       05       06       07       08        09       10
                993      991     1,165    1,086    1,105    1,168    1,239    1,282      909      961      951

CFPS ($)      10.17    10.14     11.92    11.11    11.31    11.96    12.68    13.12     9.31     9.84     9.73

Growth (%)     18.8     (0.2)     17.5     (6.8)     1.8      5.8      6.0      3.5    (29.1)     5.7     (1.1)

Capex ($MM)     850      869       872      788      720      660      606      548      131      119      108
===============================================================================================================


MORGAN STANLEY DEAN WITTER                                                     4

--------------------------------------------------------------------------------
Project Kernel


--------------------------------------------------------------------------------
Valuation Analysis
--------------------------------------------------------------------------------
Summary Discounted Cash Flow Assumptions

Forecast Commodity Prices(1)

================================================================================

=============================================================================================
Oil
$/Bbl
---------------------------------------------------------------------------------------------

[Line chart indicating the forecast commodity price of oil, in $/Bbl, for each of the years 2000 through 2010, displaying the following data:]

         2000    2001    2002    2003    2004    2005    2006    2007    2008    2009    2010
$/Bbl   21.00   19.50   19.31   18.97   18.99   19.12   19.24   19.37   19.49   19.62   19.74
=============================================================================================

=============================================================================================
Gas
$/MMcf
---------------------------------------------------------------------------------------------

[Line chart showing the forecast commodity price of gas, in $/MMcf, for each of the years 2000 through 2010, and displaying the following data:]

         2000    2001    2002    2003    2004    2005    2006    2007    2008    2009    2010
$/Bbl    2.38    2.30    2.63    2.66    2.71    2.76    2.81    2.87    2.92    2.98    3.04
=============================================================================================

Note
1. MSDW Research through 2001 and forward strip thereafter. Prices are gross and do not reflect realization differentials


MORGAN STANLEY DEAN WITTER                                                     5

--------------------------------------------------------------------------------
Project Kernel


--------------------------------------------------------------------------------
Valuation Analysis
--------------------------------------------------------------------------------
DCF Valuation Analysis

================================================================================

                                                Terminal EBITDA Multiple
  Current                            -------------------------------------------
   Price          Discount Rate       6.0x        6.5x        7.0x        7.5x
----------      -----------------    ------      ------      ------     -------
(28/02/00)
                             9.0%    $47.29      $49.50      $51.71     $53.93
  $51.25        % Premium to DCF       8.4%        3.5%       -0.9%      -5.0%

                             9.3%    $45.82      $47.96      $50.10     $52.24
  $51.25        % Premium to DCF      11.8%        6.9%        2.3%      -1.9%

                             9.7%    $44.40      $46.47      $48.54     $50.61
  $51.25        % Premium to DCF      15.4%       10.3%        5.6%       1.3%

                            10.0%    $43.03      $45.03      $47.03     $49.03
  $51.25        % Premium to DCF      19.1%       13.8%        9.0%       4.5%


MORGAN STANLEY DEAN WITTER                                                     6

--------------------------------------------------------------------------------
Project Kernel


--------------------------------------------------------------------------------
Pro Forma Impact on Maize
--------------------------------------------------------------------------------
Illustrative Accretion/Dilution Analysis (1)

Assumed Squeeze-Out at 20% Premium (i.e. $61.50 per Kernel share)
================================================================================

o Excluding opportunity cost of cash, synergies required to break even for Kernel of $97MM and $87MM in 2000 and 2001 respectively

o Including opportunity cost of cash, synergies required to break even for Kernel of $165MM and $156MM in 2000 and 2001 respectively,

================================================================================
2000 EPS Impact
$
--------------------------------------------------------------------------------

[Vertical bar chart showing the impact of each of the following items on 2000 EPS:]

            2.61              (0.14)     (0.16)     (0.02)     0.05      2.34

            Maize              Wheat +   Alaskan    Kernel   Share Buy Pro Forma
         Standalone          Synergies  Disposals               Back

EPS Accr/Dil                   (5.5)%     (6.1)%     (0.6)%      1.8%    (10.5)%

CEPS($)     2.61                0.16      (0.16)      0.03       0.05      2.68

CEPS Accr/Dil                   6.1%      (6.1)%      1.2%       1.8%      2.6%
================================================================================

================================================================================
2000 CFPS Impact
$
--------------------------------------------------------------------------------

[Vertical bar chart showing the impact of each of the following items on 2000 CFPS:]

            4.30               0.47      (0.28)       0.05      0.09      4.62

            Maize              Wheat +   Alaskan    Kernel   Share Buy Pro Forma
         Standalone          Synergies  Disposals               Back

CFPS Accr/Dil                  10.8%      (6.5)%      1.2%       2.1%      7.5%
================================================================================

================================================================================
2001 EPS Impact
$
--------------------------------------------------------------------------------

[Vertical bar chart showing the impact of each of the following items on 2001 EPS:]

            2.77              (0.16)     (0.15)     (0.02)     0.05      2.50

            Maize              Wheat +   Alaskan    Kernel   Share Buy Pro Forma
         Standalone         Synergies  Disposals               Back

EPS Accr/Dil                   (5.6)%     (5.3)      (0.5)%      1.8%     (9.7)%

CEPS($)     2.77                0.15      (0.15)%     0.03       0.05      2.84

CEPS Accr/Dil                   5.3%      (5.3)%      1.1%       1.8%      2.6%
================================================================================

================================================================================
2001 CFPS Impact
$
--------------------------------------------------------------------------------

[Vertical bar graph showing the impact of each of the following items on 2001 CFPS:]

            4.55               0.50      (0.28)      0.05      0.10      4.92

            Maize              Wheat +   Alaskan    Kernel   Share Buy Pro Forma
         Standalone         Synergies  Disposals               Back

CFPS Accr/Dil                  10.9%      (6.2)%      1.1%       2.2%      8.0%
================================================================================

Notes
1. Assumes $1Bn tax basis on Alaska assets and 38% tax rate (35% federal and 3% State of Alaska). Assumes $1.0Bn of NOL's associated with UTH properties. Assumes loss of $200MM pre-tax synergies on Alaska. Assumes Alaska sale price of $6,500MM. Assumes share repurchase with proceeds. Assumes ADR's repurchased at market price with 0% premium


MORGAN STANLEY DEAN WITTER                                                     7

--------------------------------------------------------------------------------
Project Kernel


--------------------------------------------------------------------------------
Pro Forma Impact on Maize
--------------------------------------------------------------------------------
Illustrative Accretion/Dilution Analysis (1)

Assumed Squeeze-Out at 20% Premium (i.e. $61.50 per Kernel share)
================================================================================

=====================================================================================================================
2000 EPS Impact With Financing Adjustment
$
---------------------------------------------------------------------------------------------------------------------

[Vertical bar chart showing the impact, with financing adjustment, of each of the following items on 2000 EPS:]

   2.61         (0.14)      (0.16)         0.05        (0.02)      (0.01)       0.05        (0.04)           2.34
                                                                                                             (10.5)%
   Maize        Wheat +     Alaskan    Interest on     Kernel    Kernel Int.  Share Buy   SBB Int. Exp.    Pro Forma
Standalone    Synergies    Disposals       Sale                     Exp.         Back
                                         Proceeds
=====================================================================================================================

=====================================================================================================================
2000 CFPS Impact With Financing Adjustment
$
---------------------------------------------------------------------------------------------------------------------

[Vertical bar chart showing the impact, with financing adjustments, of each of the following items on 2000 CFPS:]

   4.30          0.47       (0.28)         0.05         0.05       (0.01)       0.09        (0.04)           4.62
                                                                                                             7.5%
   Maize        Wheat +     Alaskan    Interest on     Kernel    Kernel Int.  Share Buy   SBB int. Exp.    Pro Forma
Standalone    Synergies    Disposals       Sale                   Expense        Back
                                         Proceeds
=====================================================================================================================

Notes
1. Assumes $1Bn tax basis on Alaska assets and 38% tax rate (35% federal and 3% State of Alaska). Assumes $1.0Bn of NOL's associated with UTH properties. Assumes loss of $200MM pre-tax synergies on Alaska. Assumes share repurchase with proceeds. Assumes ADR's repurchased at market price with 0% premium


MORGAN STANLEY DEAN WITTER                                                     8

--------------------------------------------------------------------------------
Project Kernel


--------------------------------------------------------------------------------
Pro Forma Impact on Maize
--------------------------------------------------------------------------------
Illustrative Accretion/Dilution Analysis (1)

================================================================================


                                                               Excl. Opportunity Cost of Cash
                                                  -------------------------------------------------------------
                                                             EPS                              CFPS
Acquisition                                       -------------------------       -----------------------------
Premium                                              2000E          2001E           2000E               2001E
---------------                                   ----------     ----------       ---------           ---------
                                                   $2.47 (2)      $2.61 (2)       $4.77 (2)           $5.05 (2)
    0%                                             $2.45          $2.60           $4.81               $5.10
$51.25                    Accretion / (Dilution)  (0.5%)         (0.4%)            1.0%                1.0%
                         Cash Earnings Acc/(Dil)    0.5%           0.6%
          Synergies required for Break-Even (MM)   $76.0          $66.4              NA                  NA

    5%                                             $2.45          $2.60           $4.81               $5.10
$53.81                    Accretion / (Dilution)  (0.6%)         (0.5%)            1.0%                1.0%
                         Cash Earnings Acc/(Dil)    0.6%           0.6%
          Synergies required for Break-Even (MM)   $81.3          $71.6              NA                  NA

   10%                                             $2.45          $2.60           $4.81               $5.10
$56.38                    Accretion / (Dilution)  (0.6%)         (0.5%)            1.0%                1.0%
                         Cash Earnings Acc/(Dil)    0.6%           0.6%
          Synergies required for Break-Even (MM)   $86.6          $76.9              NA                  NA

   15%                                             $2.45          $2.60           $4.81               $5.10
$58.94                    Accretion / (Dilution)  (0.6%)         (0.5%)            1.0%                1.0%
                         Cash Earnings Acc/(Dil)    0.6%           0.6%
          Synergies required for Break-Even (MM)   $91.8          $82.2              NA                  NA

   20%                                             $2.45          $2.60           $4.81               $5.10
$61.50                    Accretion / (Dilution)  (0.7%)         (0.6%)            1.0%                1.0%
                         Cash Earnings Acc/(Dil)    0.6%           0.7%
          Synergies required for Break-Even (MM)   $97.1          $87.4              NA                  NA

   25%                                             $2.45          $2.60           $4.81               $5.10
$64.06                    Accretion / (Dilution)  (0.7%)         (0.6%)            1.0%                1.0%
                         Cash Earnings Acc/(Dil)    0.6%           0.7%
          Synergies required for Break-Even (MM)   $102.4         $92.7              NA                  NA

   30%                                             $2.45          $2.60           $4.81               $5.10
$66.63                    Accretion / (Dilution)  (0.8%)         (0.6%)            1.0%                1.0%
                         Cash Earnings Acc/(Dil)    0.6%           0.7%
          Synergies required for Break-Even (MM)  $107.6          $98.0              NA                  NA

   35%                                             $2.45          $2.60           $4.81               $5.10
$69.19                    Accretion / (Dilution)  (0.8%)         (0.7%)            1.0%                1.0%
                         Cash Earnings Acc/(Dil)    0.6%           0.7%
          Synergies required for Break-Even (MM)  $112.9         $103.2              NA                  NA

   40%                                             $2.45          $2.60           $4.81               $5.10
$71.75                    Accretion / (Dilution)  (0.8%)         (0.7%)            1.0%                1.0%
                         Cash Earnings Acc/(Dil)    0.6%           0.7%
          Synergies required for Break-Even (MM)  $118.2         $108.5              NA                  NA


                                                                Incl. Opportunity Cost of Cash
                                                  -------------------------------------------------------------
                                                             EPS                              CFPS
Acquisition                                       -------------------------       -----------------------------
Premium                                              2000E          2001E           2000E               2001E
---------------                                   ----------     ----------       ---------           ---------
                                                   $2.47 (2)      $2.61 (2)       $4.77 (2)           $5.05 (2)
    0%                                             $2.44          $2.59           $4.80               $5.09
$51.25                    Accretion / (Dilution)  (0.9%)         (0.8%)            0.8%                0.8%
                         Cash Earnings Acc/(Dil)    0.2%           0.3%
          Synergies required for Break-Even (MM)  $132.8         $123.2              NA                  NA

    5%                                             $2.44          $2.59           $4.80               $5.09
$53.81                    Accretion / (Dilution)  (1.0%)         (0.9%)            0.8%                0.8%
                         Cash Earnings Acc/(Dil)    0.2%           0.2%
          Synergies required for Break-Even (MM)  $140.9         $131.3              NA                  NA

   10%                                             $2.44          $2.59           $4.80               $5.08
$56.38                    Accretion / (Dilution)  (1.0%)         (0.9%)            0.8%                0.8%
                         Cash Earnings Acc/(Dil)    0.2%           0.2%
          Synergies required for Break-Even (MM)  $149.0         $139.4              NA                  NA

   15%                                             $2.44          $2.59           $4.80               $5.08
$58.94                    Accretion / (Dilution)  (1.1%)         (1.0%)            0.7%                0.7%
                         Cash Earnings Acc/(Dil)    0.2%           0.2%
          Synergies required for Break-Even (MM)  $157.1         $147.5              NA                  NA

   20%                                             $2.44          $2.59           $4.80               $5.08
$61.50                    Accretion / (Dilution)  (1.2%)         (1.0%)            0.7%                0.7%
                         Cash Earnings Acc/(Dil)    0.2%           0.2%
          Synergies required for Break-Even (MM)  $165.3         $155.6              NA                  NA

   25%                                             $2.44          $2.59           $4.80               $5.08
$64.06                    Accretion / (Dilution)  (1.2%)         (1.1%)            0.7%                0.7%
                         Cash Earnings Acc/(Dil)    0.2%           0.2%
          Synergies required for Break-Even (MM)  $173.4         $163.7              NA                  NA

   30%                                             $2.43          $2.58           $4.80               $5.08
$66.63                    Accretion / (Dilution)  (1.3%)         (1.1%)            0.7%                0.7%
                         Cash Earnings Acc/(Dil)    0.2%           0.2%
          Synergies required for Break-Even (MM)  $181.5         $171.8              NA                  NA

   35%                                             $2.43          $2.58           $4.80               $5.08
$69.19                    Accretion / (Dilution)  (1.3%)         (1.2%)            0.7%                0.7%
                         Cash Earnings Acc/(Dil)    0.2%           0.2%
          Synergies required for Break-Even (MM)  $189.6         $179.9              NA                  NA

   40%                                             $2.43          $2.58           $4.80               $5.08
$71.75                    Accretion / (Dilution)  (1.4%)         (1.2%)            0.7%                0.7%
                         Cash Earnings Acc/(Dil)    0.1%           0.2%
          Synergies required for Break-Even (MM)  $197.7         $188.0              NA                  NA

Notes
1. Pro Forma for combination of Maize/Wheat. Excludes impact of Alaska disposal and share repurchase
2.    First Call estimates


MORGAN STANLEY DEAN WITTER                                                     9